EXHIBIT 99.1

ANAREN FINALIZES ACQUISITION OF UNICIRCUIT, INC.

SYRACUSE, NEW YORK September 2, 2008- Anaren, Inc. (NASDAQ: ANEN) announced that it has completed the acquisition of Unicircuit Inc. located in Littleton, Colorado, a manufacturer of printed circuit boards (PCB) used in various military and aerospace applications with net sales of $18.7 million in 2007. Unicircuit is a leader in high frequency PCB technology and will enhance Anaren’s ability to capture integrated microwave assembly opportunities in the defense, satellite and aerospace markets.

Unicircuit will be integrated into Anaren’s existing Space & Defense business group. The addition of Unicircuit, Inc. further strengthens Anaren’s strategy of being a leading designer and manufacturer of active microwave integrated assemblies to the space and defense markets. Lawrence A. Sala, Chairman, President and CEO of Anaren, said of the transaction, “Unicircuit greatly enhances our competitiveness in high frequency high density integrated microwave assembly applications. Combining Anaren’s existing microwave design engineering expertise with Unicircuit’s manufacturing technology will allow us to offer our customers higher levels of performance and integration. In addition to leading high frequency PCB technology, Unicircuit also has an experienced management team that has been leading Unicircuit for more than 10 years. We are pleased that the management team members will continue in their current capacities.”

Kerry Bode, President of Unicircuit, Inc. commented, “We are excited about merging with Anaren. Our complimentary skills and technologies should allow us to jointly address our customers’ needs for higher performance and integration. We have worked with Anaren for several years and look forward to taking that cooperation to the next level.”

Anaren acquired Unicircuit, Inc. for a purchase price of approximately $21.7 million on a cash free, debt free basis, and earnings from Unicircuit are expected to be accretive in fiscal year 2009. Anaren estimates that the effective price paid for the business represents a multiple of
5.2 X Unicircuit’s calendar year 2007 EBITDA. Anaren financed this transaction utilizing its existing five year, $50 million revolving debt facility.

Forward-Looking Statements

The statements contained in this news release which are not historical information are “forward-looking statements.” These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment.

Known risks and uncertainties related specifically to the acquisition include, but are not limited to: the ability to successfully integrate Unicircuit into the Company’s Space and Defense business; unknown liabilities not identified during due diligence, the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effects from the acquisition, the loss of key management employees, and the Company’s increased indebtedness after the acquisition. The Company faces similar known risks and uncertainties resulting from its acquisition of M.S. Kennedy Corp. on August 1, 2008. Other non-acquisition related risks and uncertainties include the Company’s ability to timely ramp up to meet some of our customers’ increased demands; unanticipated delays in successfully completing customer orders within contractually required timeframes; unanticipated penalties resulting from failure to meet contractually imposed delivery schedules; unanticipated costs and damages resulting from replacement or repair of products found to include latent defects; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; the ability to successfully transition the production of resistive products from the Company’s Salem, New Hampshire facility to the Company’s Suzhou China facility; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company’s technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company’s products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren’s 2007 Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren’s business and their potential impact on Anaren’s revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

Company Background

Anaren designs, develops, manufactures and sells highly integrated microwave component assemblies and subsystems for the wireless communications, satellite communications and defense electronics markets.